CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated March 8, 2000, relating to the financial statements of HBOA Holdings, Inc., previously known as Mizar Energy Company, included in its Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

                                            /s/ Thomas E. Sewell
                                            -----------------------------------
                                            SEWELL AND COMPANY, P.A.
                                            Certified Public Accountants

Hollywood, Florida
December 14, 2000